EXHIBIT 10(v)



                  HEALTH INSURANCE RETIREMENT BENEFIT AGREEMENT


             AGREEMENT MADE January 1, 1996, between BADGER PAPER MILLS, INC. ("Badger") and CLAUDE L. VAN HEFTY ("Van Hefty").

             1.   Recitals.

             A. Van Hefty has provided exemplary service to Badger throughout his years of employment.

             B. Van Hefty's services have assisted the development and expansion of Badger's business with conspicuous success.

             C. Badger wishes to recognize the value of Van Hefty's services by providing comprehensive major medial benefits after his retirement, provided retirement occurs after he has attained the age of 55 years.

             2.   Comprehensive Major Medical Benefits.

             Upon the effective date set forth below, Badger shall furnish to Van Hefty and his spouse the same comprehensive major medical benefits plan then offered to Badger's full-time employees. The plan shall be furnished without residency requirements. Badger shall provide the plan to Van Hefty and his spouse until Van Hefty's date of death. Upon Van Hefty's death, his surviving spouse shall receive the same comprehensive major medical benefits plan until her death or remarriage, whichever first occurs.

             3.   Effective Date.

             Badger shall provide Van Hefty a comprehensive major medical benefits plan upon Van Hefty's retirement, provided retirement occurs after he has attained the age of 55 years.

             4.   Premium Payment.

             Van Hefty is responsible for the annual premium as established by Badger, and payable at least as frequently as once a month in advance. Upon Badger receiving the total annual premium payment, Badger will then reimburse Van Hefty.

             5.   Tax Consequences.

             Van Hefty understands the provision of this comprehensive major medical benefits plan to him is a taxable event. Van Hefty will receive an IRS for 1099 from badger for each tax year. Van Hefty shall be responsible for payment of any taxes due as a result of his receipt of this comprehensive major medical benefits plan.

             6.   Survival of Agreement.

             If Badger shall at any time be merged or consolidated into or with any other corporation, or if substantially all of Badger's assets are transferred to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation resulting from such merger or consolidation or to which such assets shall be transferred. This provision shall apply in the event of any subsequent merger, consolidation or transfer.

             7.   Non-assignability.

             Van Hefty's rights and benefits under this Agreement are personal to him, and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.

             8.   Entire Agreement.

             This Agreement supersedes all other agreements previously made between other parties relating to its subject matter. There are no other understandings or agreements.

             9.   Non Waiver.

             No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

             10.  Headings.

             Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

             11.  Governing Law.

             This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin.

             IN WITNESS WHEREOF the parties have signed this Agreement.

                                      BADGER PAPER MILLS, INC.


                                      By: /s/ E. A. Meyer, Jr.,
                                           E. A. Meyer, Jr., Chairman


                                      By: /s/ Miles L. Kresl, Jr.
                                           Miles L. Kresl, Jr.
                                           Vice President/Administration,
                                           Corporate Secretary & Treasurer


                                      By: /s/ Claude L. Van Hefty
                                           Claude L. Van Hefty